                            ARTICLES OF INCORPORATION
                                       OF

                            INTERNET RECREATION, Inc.

         The undersigned incorporator, for the purpose of forming, a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                 ARTICLE I NAME
The Name Of The Corporation Shall Be:
Internet Recreation, Inc.

                           ARTICLE II PRINCIPAL OFFICE
The principal place of business and mailing address of this corporation shall be:
555 S. Federal Highway, Suite 400
Boca Raton, Florida 33432

                               ARTICLE III SHARES
The number of shares of stock that this Corporation is authorized to have outstanding at any one time is:
i) 10,000,000 shares of common stock with $.01 par value of the Corporation.

ii)  10,000,000 shares of preferred stock with $.01 par value of the Corporation in five (5) series, and the Board of Directors is authorized to establish the number of shares to be included in each series and the preferences,rights of conversion, limitations and other relative rights of each series; and

iii) The Board of Directors of the Corporation shall the authority to issue options and other rights in the Corporation's shares to directors, officers and employees of the Corporation without offering the same to the Shareholders generally.

All or any part of said shares may be issued by the Corporation from time to time and for such consideration as may be determined upon or fixed by the Board of Directors, as provided by law.

             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS
The name and Florida street address of the initial registered agent are:

Brenda Lee Hamilton
555 S. Federal Highway, Suite 400,
Boca Raton, Florida 33432.

                             ARTICLE V INCORPORATOR

The names and addresses of the incorporator  of these articles are:
Brenda Lee Hamilton
555 S. Federal Highway, Suite 400
Boca Raton, Florida 33432.

/S/ Brenda Lee Hamilton                                                2/9/99
Signature/Incorporator                                                 Date
Brenda Lee Hamilton

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment of registered agent and agree to act in this capacity. I further agree to comply with the provision of all statutes relating to the proper and complete performance of my duties, and I familiar with and accept the obligations of my position as registered agent.

/s/ Brenda Lee Hamilton
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    Signature/Registered Agent                                         2/9/99
    Brenda Lee Hamilton                                                Date